UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2014

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	001-36417	38-1093240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5683 Hines Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On December 5, 2014, at the recommendation of our Compensation Committee, our Board of Directors granted non-qualified stock options under our 2014 Omnibus Incentive Plan to three of our executive officers. For 2014, the executive officers receiving these awards are Harold Karp, Igor Popov and Janice Stipp, each of whom received a non-qualified stock option award effective December 5, 2014 to purchase the following number of our common shares at $3.06 per share (the closing sale price of our common shares on December 5, 2014):

Executive Officer	Option Shares
Harold Karp	106,292
Igor Popov	77,304
Janice Stipp	40,584

The options expire after 10 years and vest on one-third cumulative annual installments beginning December 5, 2015. Upon termination of the participant’s employment, the unvested portion of the option terminates and the vested portion expires (i) 90 days after termination for any reason other than death, disability, retirement or termination by the Company for cause, (ii) one year after termination due to death, disability or retirement, and (iii) upon termination by us for cause.

The above awards were made pursuant to Non-qualified Stock Option Award Agreements under our 2014 Omnibus Incentive Plan, a form of which is attached as Exhibit 99.1 to this report and is incorporated by reference in this Item 5.02. The description of these awards in this Item 5.02 is qualified in its entirety by reference to the attached Non-qualified Stock Option Award Agreement and to the 2014 Omnibus Incentive Plan, which you should read carefully.

Also, on December 5, 2014, at the recommendation of our Compensation Committee, our Board of Directors awarded a cash payment of $150,000 to Janice Stipp. Ms. Stipp is a party to an employment letter with us that provides that while employed by us, she is eligible for our incentive plan each year with a target performance opportunity to earn 150% of her base salary or higher.  Because of our low stock price, decision not to award restricted stock units in 2014 and decision to keep the stock option plan award for Ms. Stipp consistent with the grants to other officers, Ms. Stipp’s annual cash incentive award (with a target of 65% of her base salary) and non-qualified stock option grant did not give her a performance opportunity to earn 150% of her base salary as required by her employment letter.  Therefore, the Board approved a cash payment of $150,000 in exchange for her waiver of this provision of her employment letter for 2014.

Item 9.01	Financial Statements and Exhibits.
The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Form of Non-qualified Stock Option Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date:	December 9, 2014	By	/s/ Janice E. Stipp
Janice E. Stipp, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Non-qualified Stock Option Award Agreement